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                                                                    EXHIBIT 11.0

                STORAGE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (In thousands, except per share amounts)

                                                      March 28,        March 29,
                                                         1997            1996
                                                      ---------        ---------
PRIMARY (a)
Earnings
  Income before extraordinary item                     $39,589           $25,589
  Extraordinary gain on sale of lease assets,
    net of income taxes of $8,200                                          9,535
                                                       -------           -------
  Net income                                           $39,589           $35,124
                                                       =======           =======

Shares
  Weighted average common shares outstanding            61,222            53,314
  Dilutive effect of outstanding options
    and warrants (as determined under
    the treasury stock method)                             985               226
                                                       -------           -------
  Weighted average common shares
    and equivalents                                     62,207            53,540
                                                       =======           =======

Earnings per common share:
  Income before extraordinary item                     $  0.64           $  0.48
  Extraordinary gain, net                                                   0.18
                                                       -------           -------
                                                       $  0.64           $  0.66
                                                       =======           =======


FULLY DILUTED
Earnings
  Income before extraordinary item                     $39,589           $25,589
  Adjustment for interest and amortization
    of debt issue costs on 7% Convertible
    Debentures, net of estimated tax effects                               2,604
  Adjustment for interest and amortization
    of debt issue costs on 8% Convertible
    Debentures, net of estimated tax effects               255             2,465
                                                       -------           -------
  Income before extraordinary item                      39,844            30,658
  Extraordinary gain on sale of lease assets,
    net of income taxes of $8,200                                          9,535
                                                       -------           -------
  Net income, as adjusted                              $39,844           $40,193
                                                       =======           =======

Shares
  Weighted average common shares outstanding            61,222            53,314
  Dilutive effect of outstanding options
    and warrants (as determined under
    the treasury stock method)                             993               226
  Adjustment for shares issuable upon assumed
    conversion of 7% Convertible Debentures                                7,284
  Adjustment for shares issuable upon assumed
    conversion of 8% Convertible Debentures                578             4,132
                                                       -------           -------
  Weighted average common shares
    and equivalents, as adjusted                        62,793            64,956
                                                       =======           =======

Earnings per common share:
  Income before extraordinary item                     $  0.63           $  0.47
  Extraordinary gain, net                                                   0.15
                                                       -------           -------
                                                       $  0.63           $  0.62(a)
                                                       =======           =======
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(a) These figures agree with the related amounts in the Consolidated Statement of Operations.